Exhibit 10.2

CONFIDENTIAL	{***}

LICENCE AGREEMENT {***}

between

{***}

and

Hemispherx Biopharma, Inc

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1

CONFIDENTIAL	{***}

INDEX

ARTICLE	TITLE	PAGE

1.	Definitions and Interpretation	3
2.	Supply of mATERIALS AND PrROCESS Know-How	5
3.	Ownership of Property and Intellectual Property	6
4.	Licences	6
5.	Payments	7
6.	Royalty Procedures	7
7.	Liability and Warranties	8
8.	Confidentiality	10
9.	TERM AND TERMINaTION	11
10.	Assignment	12
11.	Governing Law and Dispute Resolution	13
12.	Force Majeure	13
13.	Illegality	13
14.	Miscellaneous	14
15.	Notice	14

APPENDIX

1	Materials and Process Know-How
2	Permitted Sublicensee

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2

CONFIDENTIAL	{***}

THIS AGREEMENT is made the 13th day of April 2016

BETWEEN

{***} whose registered office {***}

(hereinafter referred to as "{***}"),

and

HEMISPHERX BIOPHARMA, INC of One Penn Center, 1617 JFK Blvd., Suite 500, Philadelphia, PA 19103, USA (hereinafter referred to as "Licensee")

The Licensee and {***} shall hereinafter jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A	{***} is the licensed proprietor of the {***} and related process know-how for manufacture of the {***} and has the right to grant certain Intellectual Property Rights in relation thereto (all as hereinafter defined), and

B.	The Licensee wishes to take a sub licence under {***} Intellectual Property Rights to use the {***} in its internal processes for the commercial manufacture and subsequent exploitation of Product (as hereinafter defined).

C.	{***} has agreed to grant Licensee a sub license to the {***} and the {***} for the purpose of the commercial manufacture and sale of Product subject to the terms of this Agreement

NOW THEREFORE the Parties hereby agree as follows:

1.	Definitions and Interpretation

1.1	In this Agreement the following words and phrases shall have the following meanings:

1.1.1	“Affiliate” means any company, corporation, limited liability company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant Party to this Agreement. "Control" means the ownership of more than fifty percent (50%) of the issued share capital of the party in question or the legal power to direct or cause the direction of the general management and policies of the party in question. Such entity shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

1.1.2	“{***}” means {***}

1.1.3	“{***}" means {***}.

1.1.4	“Confidential Information” means any Know-How and confidential information disclosed by one Party to the other in connection with this Agreement including for the avoidance of doubt the terms of this Agreement itself. In the case of {***}, Confidential Information shall mean all information relating to the {***}, the {***} and any other materials, specifications or information which is provided and/or disclosed by {***}, its Affiliates and their respective officers, employees, agents and advisors to the Licensee and its officers, employees, agents and advisors, whether directly or indirectly.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

CONFIDENTIAL	{***}

1.1.5	“Effective Date” means the date first above written.

1.1.6	“Intellectual Property Rights” means all rights, title and interests, vested and/or arising out of any industrial or intellectual property, whether protected at common law or under statute, which includes (without limitation) any rights and interests in copyrights, designs, trademarks, servicemarks, trade-names, technology, business names, logos, commercial symbols, processes, developments, licenses, trade secrets, goodwill, drawings, computer software, formulae, technical information, research data, procedures, designs, Confidential Information and any other knowledge of any nature whatsoever throughout the world whether in existence today or which will come into existence in the future, and including all applications for patents, copyrights, trademarks, trade names, rights to apply and any amendments/modifications or renewals thereto; and all other intellectual property rights.

1.1.7	“Materials” means the materials relating to the {***} particulars of which are set out in Appendix 1 hereto.

1.1.8	“Know-How” means any technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

1.1.9	“Net Sale” {***}.

1.1.10	“Permitted Sublicensee” means one or more of the third parties listed in Appendix 2 to which Licensee grants a sublicence of the rights granted to Licensee pursuant to this Agreement.

1.1.11	“Product” means the therapeutic agent of which Licensee is the proprietor manufactured utilizing Materials.

1.1.12	“Process” means the process for producing the {***} from the {***} as developed by {***}.

1.1.13	“Process Know-How” means Know-How relating directly or indirectly to the Process known to {***} from time to time, of which {***} is the proprietor or licensed proprietor as set out in Appendix 1 hereto to the extent that {***} is able to locate and provide the same to Licensee without incurring material cost or significant consumption of resources and labour.

1.1.14	“Territory” means world-wide.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4

CONFIDENTIAL	{***}

1.2	The headings of this Agreement are inserted only for convenience and shall not affect the construction hereof.

1.3	Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4	References to the recitals, clauses and appendix shall be deemed to be a reference to the recitals, clauses and appendix to this Agreement and shall form an integral part of this Agreement.

1.5	References to any statute or statutory provision include a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

1.6	Reference in this Agreement to {***} shall, unless repugnant to the subject or context thereof, include its Affiliates, successors and assigns.

2.	Supply of Materials and Process Know-How

2.1	Unless previously supplied by {***} under a separate agreement, {***} shall, if requested by Licensee in writing, arrange for the supply ex-works {***}’s premises, {***} to Licensee of the following:

2.1.1	Process Know-How, including transfer of ownership of the DMF pertaining to the Product on file with the U.S. Food and Drug Administration, solely for the purpose of obtaining and supporting approval to manufacture and sell the Product in the Territory.

2.1.2	the Materials for use by Licensee in accordance with the terms of this Agreement.

2.2	In the event that Licensee requires any additional quantities of the Materials and if {***} at its sole discretion is willing to supply such additional Materials, such supply shall be subject to the payment of an additional fee by Licensee to {***} in accordance with {***}’s prices at the time.

2.3	For the avoidance of doubt, any Materials or Process Know How supplied prior to the Effective Date shall be deemed to be Materials and Process Know How (as applicable) hereunder and shall be treated accordingly with effect from the Effective Date.

2.4	Any transportation of the Materials by {***} on behalf of Licensee shall be made at sole risk of the Licensee who shall be deemed to have full knowledge of the carrier’s terms and conditions of carriage (“Carriage Terms”). The Licensee shall, as appropriate, observe, perform, and be subject to the Carriage Terms in relation to the transportation of the Materials and shall indemnify {***} against all losses, expenses, demands, claims, actions, judgements, assessments, damages, liabilities, fines, penalties, costs and fees incurred by {***} by reason of Licensee’s failure to observe and perform the Carriage Terms.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL	{***}

3.	Ownership of Property and Intellectual Property

3.1	It is hereby acknowledged and agreed that as between the Parties any and all property and Intellectual Property Rights in the {***}, the {***}, the Process and Process Know-How is vested in {***}. Similarly it is hereby acknowledged as between the Parties any and all Intellectual Property Rights in the Product, and the Licensee’s manufacturing process utilizing the {***} or the {***} as part of the process for manufacturing the Product, is vested in Licensee, or its applicable licensors and sublicensees.

3.2	The provisions of this Clause 3 shall survive termination of this Agreement.

4.	Licences

4.1	{***} hereby grants to Licensee and its Affiliates on the Effective Date

(a)	a non-exclusive licence to use the Process Know-How to develop, manufacture, market, and sell Product in the Territory; and
(b)	a non-exclusive licence in the Territory to use the Materials to develop, manufacture, market and sell Product in the Territory.

4.2	The Licensee shall not use the Materials or cause or permit the Materials to be used other than for the manufacture of Product and undertakes not to make any modifications or adaptations to the Materials.

4.3	Save as provided and permitted in clauses 4.4 and 4.5 below the Licensee shall not be entitled to grant a sublicence to the rights granted by Clause 4.1 which are otherwise deemed to be personal to Licensee and its Affiliates

4.4	Notwithstanding the restriction in Clause 4.3 but subject to the requirements in Clause 4.6 Licensee shall be entitled to sublicense the rights granted in Clause 4.1 to one or more of the Permitted Sublicensee’s listed in Part 1 of Appendix 2 for the sole purpose of undertaking testing of the Product on behalf of Licensee. .

4.5	Notwithstanding the restriction in Clause 4.3 but subject to the requirements in Clause 4.6 Licensee shall be entitled to sublicense the rights granted in Clause 4.1 to one or more of the Permitted Sublicensees listed in Part II of Appendix 2 for the development and/or manufacture of Product for and on behalf of Licensee.

4.6	The following terms and conditions shall apply in respect of any sublicense granted by the Licensee to a Permitted Sublicensee:

(a)	Licensee shall ensure that the Permitted Sublicensee’s use of the Process Know-How and Materials is undertaken solely for activities permitted by Clauses 4.4 and 4.5 above and only on behalf of Licensee; and

(b)	The Permitted Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in {***} or otherwise, to use the Process Know-How or Materials other than for undertaking the activities permitted by Clauses 4.4 and 4.5 above and only for or on behalf Licensee and Licensee agrees to ensure that such Permitted Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement; and

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6

CONFIDENTIAL	{***}

(c)	Any sublicence granted shall be granted expressly subject to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by Permitted Sublicensee hereunder to the terms and conditions of this Agreement and Licensee shall be fully responsible to {***} and shall indemnify {***} for any loss, claim or expense resulting from Permitted Sublicensee’s failure to so comply with the obligations in this Clause 4.6.

4.7	No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

5.	Payments

5.1	Signature and Royalty and Signature Fees

In consideration of the licence granted to Licensee pursuant to Clause 4.1 above, Licensee shall pay to {***} a one-time fee of ${***} ({***}dollars) (“Signature Fee”) within 35 (thirty five) days of the Effective Date of this Agreement.

5.2	In consideration of the licence granted to Licensee pursuant to Clause 4.1 above, Licensee shall pay to {***} in respect of Product manufactured a royalty of {***} percent ({***}%) of Net Sales of Product.

5.3	The provisions of this Clause 5 shall remain in full force and effect notwithstanding the expiry or sooner determination of this Agreement until the settlement of all subsisting claims under this Clause 5.

6.	Royalty Procedures

6.1	Licensee shall, and shall ensure that its Affiliates shall, keep true and accurate records and books of account containing all data necessary for the calculation of royalties payable to {***}. Such records and books of account shall, upon reasonable notice having been given by {***} (which in no event shall be less than thirty (30) days prior notice), be open at all reasonable times during regular business hours for inspection by independent auditors selected by {***} and reasonably acceptable to Licensee. Such independent auditors shall agree to maintain the confidentiality of the information and materials disclosed during the audit. Any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. {***} may perform an audit once each calendar year. Each audit shall begin upon the date specified by {***} and shall be completed as soon as reasonably practicable. {***} shall pay the costs of the independent auditors conducting such audit, unless the results of the audit reveal an underpayment of 5% or more by Licensee, in which case, Licensee shall pay the reasonable costs of the independent auditors. If an audit concludes that an overpayment or underpayment has occurred during the audited period, such payment shall be remitted by the Party responsible for such payment to the other Party within thirty (30) days after the date such auditor’s written report identifying the overpayment or underpayment is delivered to the Party responsible for such payment.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7

CONFIDENTIAL	{***}

6.2	Licensee shall prepare a statement within 20 days after the last days of March and September in each year for the six months ended on such date (or part thereof in the first and last year of this Agreement) showing separately in respect of each immediately preceding period details of the sales of Product on a country by country basis and the royalty due and payable to {***} thereon and where sales relate to a country other than the United Kingdom the rate of exchange used by the Licensee.

Such statement shall be submitted to {***} together with a remittance for the royalties due to {***} to which {***} shall issue a receipted invoice in return.

6.3	All sums due under this Agreement:

6.3.1	shall (save in respect of the Signature Fee) be paid in pounds sterling to {***}.

6.3.2	are exclusive of any Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, and shall be paid by Licensee (other than taxes on {***}’s income). The parties agree to co-operate in all respects reasonably necessary to take advantage of such double taxation treaties as may be available.

6.4	To the extent that Licensee reports Net Sales otherwise than in pounds sterling then royalty payments due to {***} shall be first calculated in the local currency in which Net Sales are reported and then shall be converted to a pounds sterling value at the rate of exchange equivalent to the pound spot rate in London first published in the Financial Times on the first business day after the relevant quarterly reporting period.

6.5	Where {***} does not receive payment of any sum by the due date, interest shall accrue thereafter on the sum due and owing to {***} at the rate of four percent (4%) per annum over the base rate from time to time of National Westminster Bank plc, interest to accrue on a day-to-day basis without prejudice to {***}’s right to receive payment on the due date.

7.	Liability and Warranties

7.1	{***} gives no representation or warranty that the exercise of the rights granted to Licensee hereunder will not infringe intellectual property rights vested in {***} or any third party provided however that {***} warrants that Licensee has all necessary rights from {***} to operate the Process as a stand-alone process meaning in isolation from the Product and other third party know-how and intellectual property.

7.2	As at the date of this Agreement, {***} has not received notice of any claim by a third party, (a) which affects {***}’s ability to grant the rights specified in Clause 4.1, or (b) that the use of the Process Know How or the Materials infringes intellectual property rights vested in any third party.

7.3	The Licensee hereby acknowledges that in order to exploit the rights granted herein the Licensee may require licences under {***} patent rights (other than those herein licensed) or under Third Party patent rights (including those vested in Affiliates of {***}) that may be infringed by the use by the Licensee of the rights licensed herein and it is hereby agreed that it shall be the Licensee's responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences; provided that any such patent rights vested in {***} or its Affiliates which are necessary for Licensee and its Affiliates to operate the Process as permitted by the terms of this Agreement shall be automatically included within the Intellectual Property Rights licensed to Licensee hereunder.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8

CONFIDENTIAL	{***}

7.4	Licensee expressly acknowledges and understands that the Materials and the Process Know How are vested in {***} or {***} is otherwise entitled thereto and the Materials and the Process Know How have been used by {***} for the purposes of operating the Process at {***}’s premises. Licensee further acknowledges and agrees that, in order to develop or manufacture Product at its own or its Affiliate’s premises, additional development work may be required to be undertaken at the cost and expense of Licensee.

No warranties are given by {***} as to the suitability of the Process Know How or the Materials for use at Licensee’s or its sublicensee’s premises or the extent of development work which may be required in order to enable Licensee to operate the Process and no guarantees are given by {***} that such development work will succeed in facilitating the operation of the Process to produce Product which meets any particular technical parameters or specifications. All such development work shall be performed at the sole risk and expense of Licensee and/or its sublicensee. {***}’s sole responsibility hereunder shall be to supply the Process Know How and the Materials in accordance with this Agreement.

7.5	Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective officers, employees and agents (each an “Indemnified Party”) at all times in respect of any and all losses, damages, costs and expenses (collectively “Losses”) suffered or incurred as a result of any contractual, tortious or other claims or proceedings by Third Parties (collectively “Third Party Claims”) against Indemnified Party arising out of the Indemnifying Party’s breach of this Agreement, including breach of representations and warranties, violation of applicable law, negligence or wilful misconduct; provided that with respect to any Third Party Claim for which each Party is entitled hereunder to seek indemnification from the other Party, each Party as the Indemnifying Party shall indemnify the other Party for its Losses only to the extent of the Indemnifying Party’s relative responsibility for the facts underlying the Third Party Claim .

7.6	With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify and hold harmless {***}, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product, and (b) {***} shall indemnify and hold harmless Licensee, and its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product to the extent such claims or proceedings result from defects in the {***} or from {***}’s breach of this Agreement.

7.7	Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL	{***}

7.8	EXCEPT FOR EITHER PARTY’S BREACH OF CLAUSE 8 HEREOF IN NO EVENT SHALL EITHER PARTY OR THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT WHETHER IN CONTRACT IN TORT IN NEGLIGENCE OR FOR BREACH OF STATUTORY DUTY OR OTHERWISE FOR LOSS OF PROFITS, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES. Nothing in this Agreement shall exclude or limit the liability of either Party for fraud or for death or personal injury caused by its negligence or for any other liability that may not be limited or excluded as a matter of law.

7.9	The terms of this Clause 7 shall survive expiration or termination of this Agreement for whatever reason.

8.	Confidentiality

8.1	Licensee expressly acknowledges that Confidential Information disclosed by {***} pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee shall keep such Confidential Information secure, secret and confidential and undertakes to respect {***}’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose, cause or permit to be disclosed such Confidential Information to any Third Party other than its Affiliates hereunder for use in accordance with the terms of this Agreement. Licensee shall procure that only its employees and employees of its Affiliates hereunder shall have access to Confidential Information and then only on a need to know basis and that all such employees shall be informed of their secret and confidential nature and shall be subject to the same obligations as Licensee and its Affiliates hereunder pursuant to this Clause 8.1.

8.2	{***} expressly acknowledges and undertakes that any Confidential Information disclosed by the Licensee to {***} pursuant to this Agreement is disclosed in circumstances imparting an obligation of confidence and {***} shall keep such Licensee's Confidential Information secure, secret and confidential and undertakes to respect Licensee’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever disclose and/or cause and/or permit to be disclosed such Licensee's Confidential Information to any Third Party.

8.3	Each Party will restrict the disclosure of Confidential Information to such officers, employees, professional advisers, finance-providers, and consultants of itself and its Affiliates (“Representatives”) who have been informed of the confidential nature of the Confidential Information and who have a need to know such Confidential Information for the purpose of this Agreement. Prior to disclosure to such persons, the Party in receipt of the Confidential Information shall bind its and its Affiliates’ Representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The receiving Party shall notify the disclosing Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL	{***}

8.4	The obligations of confidence referred to in this Clause 8 shall not extend to any information which the receiving Party demonstrates:

8.4.1	is or shall become generally available to the public otherwise than by reason of a breach by the recipient Party of such information of the provisions of this Clause 8;

8.4.2	is known to the recipient Party of such information and is at its free disposal prior to its receipt from the other;

8.4.3	is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligation of confidentiality to the disclosing Party; or

8.4.4	can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without access to or use or knowledge of the information of the disclosing Party.

8.5	Notwithstanding the foregoing it is acknowledged between the Parties that {***} or Licensee may be required to disclose Confidential Information to a government agency for the purpose of any statutory, regulatory or similar legislative requirement applicable to the production of Product, or to a court of law or to meet the requirements of any Stock Exchange to which the Parties may be subject. In such circumstances the disclosing Party will inform the other Party prior to disclosure being made as to the nature of the required disclosure, shall only make the disclosure to the extent legally required and shall seek to impose obligations of secrecy wherever possible.

8.6	Each Party hereto expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided hereunder by a Party may cause irreparable harm to the other Party (“Non-Breaching Party”) and that money damages may not provide a sufficient remedy to the Non-Breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then in addition to all other remedies available at law or in equity, the Non-Breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the Non-Breaching Party.

8.7	The obligations of both Parties under this Clause 8 shall survive the expiration or termination of this Agreement for whatever reason.

9.	Term and Termination

9.1	Unless terminated earlier in accordance with the provisions of this Clause 9 or Clause 12, this Agreement shall continue in force in each country of the world, until the earlier of (i) date on which the Licensee decides to terminate the sale of Product and confirms the same to {***} and (ii) the date on which {***} notifies the Licensee that its licensed rights to the Materials and the Know-How have ceased and/or been determined.

9.2	Licensee may terminate this Agreement by giving sixty (60) days’ notice in writing to {***}.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL	{***}

9.3	Either {***} or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

9.3.1	if the other (which in respect of the Licensee shall include a breach by a Permitted Sublicensee) commits a breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within thirty (30) days of the receipt by the other of a notice identifying the breach and requiring its remedy

9.3.2	if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant Party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or administrator appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

9.4	If this Agreement expires or is terminated for any reason any and all licences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy all Materials and all Confidential Information which is provided by {***} (including all Process Know-How) forthwith and shall certify such destruction immediately thereafter in writing to {***} provided however that the Licensee and its Affiliates shall have the right to sell or otherwise dispose of all Product then on hand, subject to the payment of royalties and the other terms of this Agreement.

9.5	Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

10.	Assignment

10.1	The Licensee shall not be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement. {***} shall not be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the Licensee which consent shall not be unreasonably withheld or delayed, save that {***} shall be entitled without the prior written consent of the Licensee to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement (i) to an Affiliate or (ii) to any joint venture company of which {***} is the beneficial owner of at least fifty percent (50%) of the issued share capital thereof or (iii) to any company with which {***} may merge or (iv) to any company to which {***} may transfer its assets and undertaking.

10.2	This Agreement shall be binding upon the successors and assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either Party except as expressly provided herein.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL	{***}

11.	Governing Law and Dispute Resolution

11.1	The validity, construction and performance of this Agreement shall be governed by English law to which the Parties submit.

11.2	Subject to Clause 11.3, the Courts of England and Wales shall have exclusive jurisdiction in relation to this Agreement provided that the Parties shall have the right to proceed to a suitable jurisdiction for the purpose of enforcing a judgment, award, or order (including without limitation seeking specific performance) and injunctive reliefs.

11.3	Any dispute arising between the Parties under this Agreement may upon the mutual agreement of the Parties be referred to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by a single arbitrator knowledgeable in biopharmaceutical research and development related matters and familiar with the biopharmaceutical industry, appointed in accordance with the said Rules. The place of arbitration shall be London, England and the arbitration shall be conducted in the English language. The arbitrator’s award shall be final and binding. The Parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally the costs of the arbitration, except as otherwise provided herein. Any Party refusing to comply with an order of the arbitrator will be liable for costs and expenses, including attorney’s fees, incurred by the other Party in enforcing an award.

12.	Force Majeure

Neither Party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God (including without limitation, fire), act of government or state, war, civil commotion, insurrection, embargo, epidemic, terrorism or earthquake, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the control of either Party. If either Party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 12 such Party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the Party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than ninety (90) days and substantially affects the commercial basis of this Agreement the Party not claiming under this Clause 12 shall have the right to terminate this Agreement by giving written notice of such termination to the other Party.

13.	Illegality

13.1	If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the parties hereto or this Agreement including the EC Commission or the European Court of Justice:

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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CONFIDENTIAL	{***}

(i)	such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the Parties and shall be deemed not to be included in this Agreement;

(ii)	the other provisions of this Agreement shall be binding on the Parties as if such provision was not included therein; and

(iii)	the Parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the Parties without rendering such provision invalid or unenforceable.

14.	Miscellaneous

14.1	This Agreement embodies and sets forth the entire agreement and understanding of the parties and supersedes all prior oral and written agreements, representations, misrepresentations (where innocently or negligently made), understandings or arrangements relating to the subject matter of this Agreement (“Understandings”). Neither Party shall be entitled to rely on any Understandings which are not expressly set forth in this Agreement.

14.2	This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

14.3	No failure or delay on the part of either Party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

14.4	Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning this Agreement shall require the prior written approval of {***} and Licensee.

14.5	Each of the Parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

14.6	The Parties do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

15.	Notice

15.1	Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by registered post or by a reputable overnight courier to a Party or delivered in person to a Party at the address set out below for such Party or such other address as the Party may from time to time designate by written notice to the other(s):

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14

CONFIDENTIAL	{***}

Address of {***}

Address of Licensee

HEMISPHERX BIOPHARMA, INC of One Penn Center, 1617 JFK Blvd., Suite 500, Philadelphia, PA 19103, USA Facsimile: (215) 988-1739

For the attention of: Wayne Springate

15.2	All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by hand, at the time of such delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15

CONFIDENTIAL	{***}

AS WITNESS the hands of the duly authorised representatives of the parties hereto

Signed for and on behalf of	s/
{***}

TITLE

Signed for and on behalf of	s/
{***}

TITLE

Signed for and on behalf of
HEMISPHERX BIOPHARMA, INC
Wayne Springate
Senior Vice President of Operations

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	{***}

APPENDIX 1

MATERIALS AND PROCESS KNOW-HOW

1.	Materials

{***}

2.	Process Know-How

The following Process Know-How will be made available to Licensee for use in accordance with the terms of the Agreement: {***}

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	{***}

APPENDIX 2

PERMITTED SUBLICENSEE

PART I

(TESTING LABORATORIES)

{***}

PART II

(THIRD PARY CONTRACT MANUFACTURERS)

{***} Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.